Exhibit 99.1

FULTON FINANCIAL
CORPORATION

FOR IMMEDIATE RELEASE
Media Contact: Laura Wakeley (717) 291-2616
Investor Contact: Jason Weber (717) 327-2394

Fulton Financial reports first quarter net income of $56.7 million, or $0.33 per share

(April 16, 2019) - Lancaster, PA - Fulton Financial Corporation (NASDAQ:FULT) (“Fulton” or the “Corporation”) reported net income of $56.7 million, or $0.33 per diluted share, for the first quarter of 2019.

“Overall, I am pleased with our first quarter results as we saw seasonally strong loan growth to start the year with stable credit conditions and a five basis point increase in our net interest margin,” said E. Philip Wenger, Chairman and CEO. “We look forward to building off the first quarter momentum by continuing to execute on our corporate strategies that will allow us to grow earnings and enhance shareholder value”.

Net income per diluted share was unchanged from the $0.33 reported for the fourth quarter of 2018 and increased 17.9% from the first quarter of 2018.

Net Interest Income and Balance Sheet
Net interest income for the first quarter of 2019 was $163.3 million, slightly higher than the fourth quarter of 2018, as the positive impact of a five basis point increase in the net interest margin, to 3.49%, and an increase in average loans, was largely offset by two fewer days of interest accruals during the first quarter of 2019 in comparison to the fourth quarter of 2018. The improvement in the net interest margin resulted from a thirteen basis point increase in the average yield on interest-earning assets which outpaced the nine basis point increase in the average cost of funds.

Total average assets for the first quarter of 2019 were $20.7 billion, an increase of $178.2 million from the fourth quarter of 2018. Average loans, net of unearned income, increased $228.7 million, or 1.4%, in comparison to the fourth quarter of 2018.

Average loans and yields, by type, for the first quarter of 2019 in comparison to the fourth quarter of 2018 are summarized in the following table:

	Three Months Ended
	March 31, 2019		December 31, 2018		Growth
	Balance	Yield (1)	Balance	Yield (1)	$	%
	(dollars in thousands)
Average Loans, net of unearned income, by type:
Real estate - commercial mortgage	$6,378,145	4.69%	$6,343,024	4.57%	$35,121	0.6%
Commercial - industrial, financial, and agricultural	4,462,609	4.66%	4,329,937	4.51%	132,672	3.1%
Real estate - residential mortgage	2,276,611	4.06%	2,209,993	4.01%	66,618	3.0%
Real estate - home equity	1,433,574	5.33%	1,459,647	5.19%	(26,073)	(1.8)%
Real estate - construction	930,246	4.83%	931,724	4.63%	(1,478)	(0.2)%
Consumer	424,480	4.49%	406,436	4.57%	18,044	4.4%
Leasing	276,949	4.40%	274,134	4.63%	2,815	1.0%
Other	11,761	N/A	10,742	N/A	1,019	9.5%
Total Average Loans, net of unearned income	$16,194,375	4.65%	$15,965,637	4.54%	$228,738	1.4%

(1) Presented on a fully-taxable equivalent basis using a 21% Federal tax rate and statutory interest expense disallowances.

Total average liabilities increased $194.8 million, or 1.1%, from the fourth quarter of 2018, while average deposits decreased $137.4 million, or 0.8%. Average deposits and interest rates, by type, for the first quarter of 2019 in comparison to the fourth quarter of 2018 are summarized in the following table:

	Three Months Ended
	March 31, 2019		December 31, 2018		Growth
	Balance	Rate	Balance	Rate	$	%
	(dollars in thousands)
Average Deposits, by type:
Noninterest-bearing demand	$4,222,875	—%	$4,321,776	—%	$(98,901)	(2.3)%
Interest-bearing demand	4,153,984	0.73%	4,225,157	0.70%	(71,173)	(1.7)%
Savings and money market deposits	4,912,856	0.82%	4,979,712	0.78%	(66,856)	(1.3)%
Total average demand and savings	13,289,715	0.53%	13,526,645	0.50%	(236,930)	(1.8)%
Brokered deposits	220,115	2.55%	164,280	2.34%	55,835	34.0%
Time deposits	2,765,803	1.59%	2,722,141	1.46%	43,662	1.6%
Total Average Deposits	$16,275,633	0.74%	$16,413,066	0.68%	$(137,433)	(0.8)%

Asset Quality
The provision for credit losses for the first quarter of 2019 was $5.1 million, compared to $8.2 million for the fourth quarter of 2018.
Non-performing assets were $147.7 million, or 0.70% of total assets, at March 31, 2019, compared to $150.2 million, or 0.73% of total assets, at December 31, 2018 and $145.4 million, or 0.73% of total assets, at March 31, 2018.

Annualized net charge-offs for the quarter ended March 31, 2019 were 0.10% of total average loans, compared to 0.17% and 0.10% for the quarters ended December 31, 2018 and March 31, 2018, respectively. The allowance for credit losses as a percentage of non-performing loans was 123% at March 31, 2019, compared to 121% at December 31, 2018 and a 131% at March 31, 2018.

Non-interest Income
Non-interest income in the first quarter of 2019, excluding investment securities gains, was $46.7 million, a decrease of $2.8 million, or 5.7%, in comparison to the fourth quarter of 2018 and an increase of $0.8 million, or 1.8%, compared to the first quarter of 2018. Seasonal decreases occurred in consumer fees, specifically overdraft fees and card income. In addition, commercial fees showed a decrease in Small Business Administration lending income and commercial loan interest rate swap fees.

Non-interest Expense
Non-interest expense was $137.8 million in the first quarter of 2019, a decrease of $2.9 million, or 2.0%, compared to the fourth quarter of 2018 and an increase of $1.2 million, or 0.9%, compared to the first quarter of 2018. The decrease in amortization of tax credit investments resulted from $4.9 million of amortization of a tax credit investment in the fourth quarter of 2018 that generated a corresponding credit to income taxes. Excluding the amortization of this tax credit investment in the fourth quarter, non-interest expense increased $2.0 million, or 1.5%, in the first quarter of 2019, which was driven by increases in salaries and employee benefits, specifically a seasonal increase in payroll taxes, marketing and professional fees. These increases were partially offset by a decrease in other outside services.
In the first quarter of 2019, the Corporation incurred $1.0 million of costs related to the consolidation of eight branches, unchanged from the fourth quarter of 2018. Expenses related to charter consolidation efforts were $1.5 million in the first quarter of 2019, a $600,000 increase from the fourth quarter of 2018.
Income Tax Expense
The effective income tax rate for the first quarter of 2019 was 15.6%, as compared to 8.6% for the fourth quarter of 2018. Excluding the impact of the aforementioned tax credit, the effective income tax rate for the fourth quarter would have been 14.6%.
Additional information on Fulton is available on the Internet at www.fult.com.

Safe Harbor Statement
This news release may contain forward-looking statements with respect to the
Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.
Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, they are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018, which has been filed with the Securities and Exchange Commission and is available in the Investor Relations section of the Corporation's website (www.fult.com) and on the Securities and Exchange Commission's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain non-GAAP financial measures in this earnings release. These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this release.